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                                                                    EXHIBIT 23.3

                       HOWARD FRAZIER BARKER ELLIOTT, INC.

     We hereby consent to (i) the use of our opinion letter to the Board of Directors of Pinnacle Global Group, Inc. (the "Company") included in Appendix ___ to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Harris, Webb & Garrison, Inc., the Company's wholly owned subsidiary, with an into Sanders Morris Mundy Inc. and (ii) the references to such opinion in such Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                       Howard Frazier Barker Elliott, Inc.

October 26, 1999

                                       By: /s/ David S. Kulkarni
                                           -----------------------------------
                                               David S. Kulkarni,
                                               Vice President